UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange of 1934

Date of Report (Date of earliest event reported): July 18, 2017 (July 14, 2017)

New Media Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas
New York, NY 10105
212-479-3160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 14, 2017, New Media Holdings II LLC (the “Borrower”), a wholly owned indirect subsidiary of New Media Investment Group Inc., New Media Holdings I LLC (“Holdings”) and certain of the Borrower’s subsidiaries entered into an amendment to the Borrower’s senior secured credit facilities (the “Seventh Amendment”) with the several banks and other financial institutions party thereto and Citizens Bank of Pennsylvania, as administrative agent (the “Administrative Agent”). The Seventh Amendment was entered into in connection with that certain Credit Agreement, dated as of June 4, 2014 (as amended on July 17, 2014, September 3, 2014, November 20, 2014, January 9, 2015, February 13, 2015, March 6, 2015 and May 29, 2015, the “Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto, Citizens Bank, National Association (f/k/a RBS Citizens, N.A.) and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Credit Suisse AG, Cayman Islands Branch, as syndication agent and the Administrative Agent.

The Seventh Amendment amends the Credit Agreement to, among other things, (i) extend the maturity date of the approximately $342 million outstanding term loans to July 14, 2022 (the “Extended Term Loans”), (ii) provide for a 1.00% prepayment premium for any prepayments of the Extended Term Loans made in connection with certain repricing transactions effected within six months of the date of the Seventh Amendment, (iii) extend the maturity date of the $40 million revolving credit facility to July 14, 2021, (iv) provide for additional dollar-denominated term loans in an aggregate principal amount of $20 million (the “2017 Incremental Term Loans”) on the same terms as the Extended Term Loans and (v) increase the amount of the incremental facility that may be requested on or after the date of the Seventh Amendment (including the 2017 Incremental Term Loans) to $100 million. In addition, the Borrower is required to pay an upfront fee of 1.00% of the aggregate amount of the 2017 Incremental Term Loans as of the effective date of the Seventh Amendment.

The foregoing description of the Seventh Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Seventh Amendment, which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Seventh Amendment to Credit Agreement, dated as of July 14, 2017, among New Media Holdings I LLC, New Media Holdings II LLC, the loan parties party thereto, the several banks and other financial institutions party thereto and Citizens Bank of Pennsylvania, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW MEDIA INVESTMENT GROUP INC.

Date: July 18, 2017	By:	/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary